ASSIGNMENT OF CONTRACT

     THIS AGREEMENT is made this ______ day of December, 2000, between NETELLIGENT CONSULTING, INC., a Florida corporation, hereinafter called "Assignor," and CANDIDHOSTING.COM, INC., a Florida Corporation, hereinafter called "Assignee."

                                    RECITALS

     WHEREAS, a Consultant Agreement was executed on October 11, 2000, between SwiftyNet.com, Inc., and Assignor for a term of one (1) year, commencing on October 11, 2000, which term may be extended as therein provided (the "Agreement"); and

     WHEREAS, the Assignor now desires to assign the Agreement to the Assignee, and the Assignee desires to accept the assignment thereof:

                                   ASSIGNMENT

     NOW, THEREFORE, for and in consideration of the sum of $10.00 and other valuable consideration, receipt of which is hereby acknowledged, and the agreement of the Assignee, hereinafter set forth, the Assignor hereby assigns and transfers to the Assignee all of its right, title, and interest in and to the Agreement hereinbefore described, and a copy of which is attached hereto as Exhibit A, and the Assignee hereby agrees to and does accept the assignment, and in addition expressly assumes and agrees to keep, perform, and fulfill all the terms, covenants, conditions, and obligations required to be kept thereunder.

     Executed the day and year first above written.


ASSIGNOR:                                              ASSIGNEE:

NETELLIGENT CONSULTING, INC.                           CANDIDHOSTING.COM, INC.

By:______________________________                     By:______________________

Title:____________________________                    Title:___________________


                                     CONSENT

     SwiftyNet.com, Inc. hereby consents to the assignment by Assignor of the Agreement, provided that Assignor shall remain liable for all obligations under the Agreement.

SWIFTYNET.COM, INC.

By:______________________________

Title:____________________________